UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On February 28, 2014, Michael Braude and Linda Miller retired effective immediately as directors of MGP Ingredients, Inc. (the “Company”) and Gary Gradinger notified the board of directors (the “Board”) that he will retire from the Board effective at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Braude, Mr. Gradinger and Ms. Miller indicated his or her decision to retire was for personal reasons and not because of a disagreement with the Company.
Item 8.01. Other Events.
The Company will hold the Annual Meeting on May 22, 2014 at Benedictine College’s Ferrell Academic Center, 1020 N. 2nd Street, Atchison, Kansas. April 2, 2014 has been fixed as the record date for determination of the stockholders entitled to vote at the Annual Meeting.
Attached as Exhibit 99.1, and incorporated into this Item 8.01 by reference, is a press release relating to the Company’s 2014 Annual Meeting. For additional information about the Company’s nominees, please refer to the press release.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: March 6, 2014                By: /s/Don Tracy_______________
Don Tracy, Chief Financial Officer